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CUSTODY AGREEMENT
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dated as of April 1, 2025
by and between

BLACKSTONE PRIVATE REAL ESTATE CREDIT FUND,

a statutory trust organized under the laws of the State of Delaware and each subsidiary of the Trust listed on Annex A hereto, separately and not jointly

(collectively, the “Trust”)

and

U.S. BANK NATIONAL ASSOCIATION
(“Custodian”)

	TABLE OF CONTENTS
		Page
1.	DEFINITIONS............................................................................................................	3
2.	APPOINTMENT OF CUSTODIAN............................................................................	3
3.	DUTIES OF CUSTODIAN.........................................................................................	3
4.	CERTAIN GENERAL TERMS...................................................................................	6
5.	COMPENSATION OF CUSTODIAN.........................................................................	7
6.	RESPONSIBILITY OF CUSTODIAN.........................................................................	8
7.	EFFECTIVE PERIOD, TERMINATION AND AMENDMENT.....................................	11
8.	REPRESENTATIONS AND WARRANTIES..............................................................	11
9.	PARTIES IN INTEREST; NO THIRD PARTY BENEFIT............................................	12
10.	NOTICES..................................................................................................................	12
11.	CHOICE OF LAW AND JURISDICTION...................................................................	13
12.	ENTIRE AGREEMENT; COUNTERPARTS..............................................................	13
13.	AMENDMENT; WAIVER...........................................................................................	14
14.	SUCCESSOR AND ASSIGNS..................................................................................	14
15.	SEVERABILITY.........................................................................................................	14
16.	REQUEST FOR INSTRUCTIONS.............................................................................	14
17.	OTHER BUSINESS...................................................................................................	15
18.	REPRODUCTION OF DOCUMENTS......................................................................	15
19.	MISCELLANEOUS....................................................................................................	15
	SCHEDULES and EXHIBITS SCHEDULE 1 –Initial Authorized Persons SCHEDULE 2 –Document File Schedule EXHIBIT A - Delivery Transmittal Form EXHIBIT B - Release Form EXHIBIT C – Custodial Certification

This CUSTODY AGREEMENT (this “Agreement”) is dated as of the date first set forth above and by and between, on the one hand, Blackstone Private Real Estate Credit Fund, a statutory trust organized under the laws of the State of Delaware and each subsidiary of the Trust listed on Annex A hereto (each a “Subsidiary”), separately and not jointly (collectively, and together with their subsidiaries, successors and permitted assigns, referred to herein as the “Trust”) having its principal place of business at 345 Park Avenue – 42nd Floor, New York, NY 10154, and U.S. BANK NATIONAL ASSOCIATION (or any successor or permitted assign acting as Custodian hereunder, the “Custodian”), a national banking association having a place of business at 1133 Rankin Street, Suite 100, St. Paul, MN 55116.

RECITALS
WHERAS, Blackstone Private Real Estate Credit Fund is a closed-end management investment company, which has elected to do business as a business development company under the Investment Company Act of 1940, as amended ;

WHEREAS, the Trust wishes to engage the Custodian to provide certain document custody services for the Trust in respect of certain loan, lease or credit files owned or to be acquired by the Trust from time to time, and to provide certain reports with respect to such documents held in custody thereunder from time to time, all as more particularly described in this Agreement;

WHEREAS, the Custodian is willing to provide such services to the Trust as described in, and subject to the terms of, this Agreement; and

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

1.DEFINITIONS
1.1. The following capitalized terms, when used in this Agreement (including any Exhibit attached hereto), shall have the following meaning

“Agreement” means this Custody Agreement, as the same may be amended from time to time in accordance with the terms hereof.

“Authorized Person” has the meaning set forth in Section 4.9(a).

“Business Day” means a day other than (i) a Saturday or Sunday, and (ii) any other day on which banks in the city in which the Designated Custody Office of the Custodian is located are authorized or required to be closed.

“Custodial Certification” shall have the definition ascribed to such term in Section 3.2 hereof.

“Custodian” has the meaning set forth in the first paragraph of this Agreement.

“Delivery Transmittal Form” shall mean a form prepared and executed by the Trust and delivered to the Custodian substantially in the form of Exhibit A attached hereto and made a part hereof, which shall accompany each delivery of Document Files to the Custodian hereunder and which shall include, except as may otherwise be agreed or consented to by the Custodian, (i) a listing of all Document Files included in such delivery (including with respect to each such file the applicable loan or asset number, applicable subsidiary lender name, applicable borrower/obligor name and property address (if applicable), and such other information concerning the Document

Files and Related Assets as the Custodian reasonably may require for inclusion in such form), and(ii) an itemized listing of the Documents contained, or required to be contained, in each such Document File being delivered.

“Designated Custody Office” means the offices of the Custodian located at 1133 Rankin Street, Suite 100, St. Paul, MN or such other office or offices of the Custodian as may be designated by the Custodian from time to time by written notice.

“Documents” means, collectively, the instruments, agreements and other documents contained in any Document File received and held by the Custodian under this Agreement.

“Document Files” means, collectively, the document files delivered to the Custodian pursuant to Section 3 hereof, and which are held by the Custodian under this Agreement, from time to time.

“Electronic Signature” means an image, representation or symbol inserted into an electronic copy of this Agreement by electronic, digital or other technological methods and by which the person making such insertion intends to be bound as if such person had executed this Agreement manually.

“Exceptions Report” has the meaning set forth in Section 3.1(d).

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof) unincorporated organization, or any government or agency or political subdivision thereof.

“Proper Instructions” means instructions received by the Custodian, in form acceptable to it, from the Trust, or any Person duly authorized by the Trust in any of the following forms acceptable to the Custodian:

a.in writing signed by the Authorized Person (and delivered by hand, by mail, by overnight courier or by telecopier); or
b.by electronic mail from an Authorized Person; or
c.such other means as may be agreed upon from time to time by the Custodian and the party giving such instructions, including without limitation oral instructions.

“Related Asset” means, in the case of any Document File, the loan, lease or other financial asset owned by the Trust which is evidenced or secured by the Documents contained in such Document File, or to which to such Documents otherwise relate.

“Release Form” means a form prepared and executed by the Trust substantially in the form of Exhibit B attached hereto and made a part hereof, to be delivered to the Custodian in connection with any request for release and delivery of any Document File (in whole or in part) held hereunder (or such alternative form as may be acceptable to the Custodian from time to time).

“Required Documents List” means the list of instruments, agreements and other documents set forth in Schedule 2 attached hereto and made a part hereof, those being the instruments, agreements and other documents that are anticipated to be contained in each Document File with respect to the Related Asset for such Document File.

“Subsidiary” has the meaning set forth in the first paragraph of this Agreement.

“Trust” has the meaning set forth in the first paragraph of this Agreement.

1.2. In this Agreement unless the contrary intention appears:
a.any reference to this Agreement or another agreement or instrument refers to such agreement or instrument as the same may be amended, modified or otherwise rewritten from time to time;
b.a reference to a statute, ordinance, code or other law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them;

c.any term defined in the singular form may be used in, and shall include, the plural with the same meaning, and vice versa;

d.a reference to a Person includes a reference to the Person’s executors, Custodians, successors and permitted assigns;

e.an agreement, representation or warranty in favor of two or more Persons is for the benefit of them jointly and severally;

f.an agreement, representation or warranty on the part of two or more Persons binds them jointly and severally; and
g.a reference to any accounting term is to be interpreted in accordance with generally accepted principles and practices in the United States, consistently applied, unless otherwise instructed by the Trust, the Funds or the Accountants.

1.3. Headings are inserted for convenience and do not affect the interpretation of this Agreement.

2.APPOINTMENT OF CUSTODIAN

(a)The Trust hereby appoints the Custodian to provide the services set forth in this Agreement, subject to the overall supervision of the Trust, upon the terms and conditions set forth in this Agreement. The Custodian hereby accepts such appointment and agrees to render the services described herein, upon and subject to the terms and conditions of this Agreement.

(b)The Trust agrees that it shall from time to time provide, or cause to be provided, to the Custodian all necessary instructions and information, and shall respond promptly to all inquiries and requests of the Custodian, as may reasonably be necessary to enable the Custodian to perform its duties hereunder.

(c)The Trust is solely responsible for directing the Custodian with respect to deliveries and withdrawals of Document Files and the Documents contained therein from time to time. Without limiting the generality of the foregoing, the Custodian has no responsibility for compliance with any restrictions, covenants, limitations or obligations to which the Trust may be subject or for which it may have obligations to third-parties, in respect of the Document Files, the Documents contained therein or any Related Assets, other than as expressly provided in this Agreement. Any other provisions of the Agreement to the contrary notwithstanding, the Custodian shall not be charged with notice of, and shall not be bound by any of the terms and conditions of, any other document or agreement executed or delivered in connection with, or intended to control any part of, the transactions anticipated by or referred to in this Agreement unless the Custodian is signatory party to such document or agreement.

3.DUTIES OF CUSTODIAN

3.1. Document Custody.

a.Loan Documents. Promptly after the acquisition of each Related Asset by the Trust, the Trust shall deliver or cause to be delivered to the Custodian the Document File containing the Documents.

b.Transmittal. Each such delivery of a Document File pursuant to Section 3.1(a) shall be accompanied by a Delivery Transmittal Form substantially in the form of Exhibit A attached hereto properly completed by the Trust, identifying the Document File and Related Asset and listing the Documents being delivered.

c.Document File Schedule. The Custodian shall maintain a listing of the Document Files and related Documents received and held by it from time to time hereunder (organized in such form, format and content as may otherwise be mutually agreed upon from time to time between the Custodian and the Trust and capable of delivery in electronic format).

d.Examination. In receiving any Document Files or Documents hereunder, and in maintaining any listing or providing any report or communication with respect to the Document Files or Documents held hereunder, the Custodian shall be required only to review the face of each document received to determine whether it appears regular on its face and appears to relate to the Related Asset (as identified to the Custodian by the Trust in the related Delivery Transmittal Form). After receiving any Document File in accordance with the preceding sentence, within 3 business days (provided however that if more than 10 Document Files are delivered at one time to the Custodian, additional time as agreed to among the parties in writing, may be taken by the Custodian) the Custodian shall execute and deliver to the Trust a certification more fully described in Section 3.2 (a “Custodial Certification”) substantially in the form attached hereto as Exhibit C and in accordance with Section 3.1, and shall generate an exceptions report (“Exceptions Report”), showing the results of such review against the Required Documents List. The Custodian shall not otherwise be under any duty to review, inspect, examine or certify the Document Files or related Documents; and without limiting the foregoing, the Custodian shall be entitled to assume the genuineness of each such document and the genuineness and due authority of any signatures appearing thereon, shall be entitled to assume that each such document is what it purports to be. The Custodian shall have no liability for or obligation with respect to, and shall not be construed or obliged to make any representation or warranty as to: (i) the validity, sufficiency, marketability, genuineness, value, contents or enforceability of any Document; (ii) the validity, adequacy or perfection of any lien upon or security interest purported to be evidenced or created thereby; or (iii) to determine that the contents of any Document are appropriate for the represented purpose or that any Document has actually been recorded or filed, as maybe applicable, or that any Document is other than what it purports on its face to be.

e.Custody. The Custodian shall act as the custodian of the Document Files for the Trust exclusively. The Custodian shall hold the Document Files, and Documents contained therein, for the exclusive use and benefit of the Trust, and shall segregate and maintain custody of the Document Files in secure and fire resistant facilities in accordance with customary standards for such custody.

f.Document File Releases. From time to time within five (5) business days following written direction or request of the Trust for release or delivery of any Document Files (or Documents contained therein), which direction or request shall be substantially in the form of a Release Form attached hereto as Exhibit B (or such other form as the Trust may propose and the Custodian may accept from time to time), the Custodian shall release and make delivery of the applicable Documents in its possession as so instructed or requested. Shipment of Loan Documents will be made pursuant to the terms of Section 3.1(g) hereof.

g.Shipment of Documents Written instructions as to the method of shipment and shipper(s) Custodian is directed to utilize in connection with transmission of Documents or Document Files in the performance of the Custodian’s duties hereunder shall be delivered by the Trust to Custodian prior to any shipment of any Documents or Document Files hereunder (which instruction shall include, if requested by the Custodian, billing account numbers maintained by the Trust with such shipper(s) to allow for direct billing of the related charges to the Trust). The Trust will arrange for the provision of such services at its sole cost and expense (or, at Custodian’s option, reimburse Custodian for all costs and expenses incurred by Custodian consistent with such instructions) and will maintain such insurance against loss or damage of Document Files and Documents during such shipment as the Trust deems appropriate. Notwithstanding the foregoing, it is hereby expressly agreed that in the absence of express written instruction from the Trust pursuant to the preceding terms, shipment may be made by the Custodian in any instance by means of any recognized overnight delivery or shipping service (it being hereby expressly acknowledged that United Parcel Service is one such recognized service, without implied limitation). All costs and risks of shipment shall be borne by the Trust, and it is hereby expressly agreed that in no event shall Custodian have any liability to any Person for any losses or damages to any person, arising out of actions taken by the Custodian pursuant to the terms of this paragraph, unless such action constitutes gross negligence, willful misconduct or bad faith on the part of the Custodian. Any costs of shipment that may be incurred or paid by the Custodian from time to time may be billed by the Custodian to the Trust on a monthly basis and shall be due and payable when billed.

h.Insurance. The Custodian shall provide evidence (which may be in the form of an officer’s certificate) to the Trust, upon the Trust’s reasonable written request from time to time, of the fidelity insurance, theft of documents insurance and errors and omissions insurance, if any, carried by the Custodian, including the amount(s) of coverage and deductibles applicable thereto, and the insurance company or companies with which such insurance is maintained.

3.2. Custodian Certification

The Custodian shall, in each Custodial Certification, certify and confirm as to each Document File listed in the Delivery Transmittal Form, as applicable, that, except as noted on the schedule of exception report attached to the related Custodial Certification:

a.all documents required to be delivered to it pursuant to Section 3.1(a) and (b) hereof are in the Custodian’s possession, except as otherwise noted in such exception report; and
b.all documents contained in the Document File as described in the Delivery Transmittal Form delivered to it pursuant to Section 3.1(a) and (b) hereto, have been reviewed by the Custodian and appear regular on their face and relate to such applicable Related Assets.

3.3. Reports and Examination

a.Reports. The Custodian shall provide to the Trust a copy of the current listing of the Document Files in its possession on a monthly basis. An Exceptions Report shall be included in such monthly report or may be provided as otherwise agreed upon between the Custodian and the Trust from time to time. Whether or not expressly so stated therein, any report (including any Exception Report) rendered hereunder shall be subject to the terms of this Agreement (including without limitation the terms of Section 3.1(d) hereof with regard to the limited scope and nature of the Custodian’s examination of any Document File or Documents contained therein).

b.Examination. Upon not less than three (3) Business Days advance written request to the Custodian, the Trust shall be permitted to examine the Document Files (and the contents thereof) in the possession of the Custodian from time to time, during the Custodian’s normal business hours (and subject to its usual charges for such access).

3.4. Copies of Documents.

Upon request of the Trust with respect to all or a portion of the Related Assets owned by the Trust, and at its cost and expense, the Custodian shall provide the Trust with copies of the requested documents to the extent that such documents are part of the Document File relating to one of more of the Related Assets. Processing volumes and time frames of such requests shall be determined based on the number of documents or Document Files for which copies are requested by the Trust. In no event shall the Custodian be obligated to furnish copies of any Document File to any Person unless instructed in writing to do so by, and at the expense of, the Trust.

4.CERTAIN GENERAL TERMS

4.1. Resolution of Discrepancies.

In the event of any discrepancy between the information set forth in any report provided by the Custodian to the Trust and any information contained in the books or records of the Trust, the Trust shall promptly notify the Custodian thereof and the parties shall cooperate to diligently resolve the discrepancy.

4.2. Actions on the Related Assets.

The Custodian shall have no duty or obligation hereunder to take any action on behalf of the Trust, to communicate on behalf of the Trust, to collect amounts or proceeds in respect of, or otherwise to interact or exercise rights or remedies on behalf of the Trust, with respect to any of the Related Assets, or otherwise to foreclose, preserve, perfect or realize upon any rights related thereto. All such actions and communications are the responsibility of the Trust, as applicable.

4.3. Improper Instructions.

Notwithstanding anything herein to the contrary, the Custodian shall not be obligated to take any action (or foreclosure from action), which the Custodian reasonably determines to be contrary to the terms of this Agreement or applicable law. In no instance shall the Custodian be obligated to provide services on any day that is not a Business Day.

4.4. Proper Instructions

a.The Trust will give a notice to the Custodian, in form acceptable to the Custodian, specifying the names and specimen signatures of persons authorized to give Proper Instructions (collectively, “Authorized Persons” and each is an “Authorized Person”) which notice shall be signed by an authorized officer of the Trust or by another Authorized Person previously certified to the Custodian. The Custodian shall be entitled to rely upon the identity and authority of such persons until it receives written notice from an Authorized Person of the Trust to the contrary. The initial Authorized Persons are set forth on Schedule 1 attached hereto and made a part hereof (as such Schedule 1 may be modified from time to time by written notice from the Trust to the Custodian).

b.The Custodian shall have no responsibility or liability to the Trust (or any other person or entity), and shall be indemnified and held harmless by the Trust, in the event that Custodian complies with a subsequent written confirmation of an oral instruction that fails to conform to the oral instructions received by the Custodian. The Custodian shall have no obligation to act in accordance with purported instructions to the extent that they conflict with applicable law or regulations. The Custodian shall not be liable for any loss resulting from a reasonable delay while it obtains reasonable clarification of any Proper Instructions that are unclear on their face.

4.5. Evidence of Authority

The Custodian shall be protected in acting upon any instructions, notice, request, consent, certificate instrument or paper reasonably believed by it to be genuine and to have been properly executed or otherwise given by or on behalf of the Trust by an Authorized Officer. The Custodian may receive and accept a certificate signed by any Authorized Officer as conclusive evidence of:
a.the authority of any person to act in accordance with such certificate; or
b.any determination or of any action by the Trust as described in such certificate,

and such certificate may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary from an Authorized Officer of the Trust.

4.6. Receipt of Communications

Any communication received by the Custodian on a day which is not a Business Day or after 3:30 p.m., Central time (or such other time as is agreed by the Trust and the Custodian from time to time), on a Business Day will be deemed to have been received on the next Business Day (but in the case of communications so received after 3:30 p.m., Central time, on a Business Day the Custodian will use its best efforts to process such communications as soon as possible after receipt).

5.COMPENSATION OF CUSTODIAN

(a)The Custodian shall be entitled to payment compensation for its services in accordance with such terms as have been separately agreed to between the Trust and the Custodian, payment of such compensation to be due and payable as billed from time to time by the Custodian, pursuant to separate written agreement.

(b)The Trust agrees to pay or reimburse to the Custodian upon its request from time to time any and all documented, reasonable, out of pocket costs, disbursements and expenses (including without limitation reasonable fees and expenses of legal counsel) paid or incurred by the Custodian, in connection with the preparation or execution of this Agreement, or in connection with the transactions contemplated hereby, the administration of this Agreement or the performance by the Custodian of its duties and services under this Agreement from time to time (including without limitation costs and expenses of any legal or other action reasonably deemed necessary by the Custodian to collect any amounts owing to it under this Agreement to the extent that a court of competent jurisdiction rules in favor of Custodian in such action).

6.RESPONSIBILITY OF CUSTODIAN

6.1. General Duties.

The Custodian shall have no duties, obligations or responsibilities under this Agreement or with respect to the Document Files, the Documents or the Related Assets, except for such duties as are expressly and specifically set forth in this Agreement as duties on its part to be performed, and the duties and obligations of the Custodian shall be determined solely by the express provisions of this Agreement. No implied duties, obligations or responsibilities shall be read into this Agreement against, or on the part of, the Custodian.

6.2. Instructions.

a.The Custodian shall be entitled to refrain from taking any action unless it has such instruction (in the form of Proper Instructions) from the Trust as the Custodian reasonably deems necessary, and shall be entitled to require, upon notice to the Trust, that Proper Instructions to it be in writing. The Custodian shall have no liability for any action (or forbearance from action) taken pursuant to the Proper Instruction of the Trust.

b.Whenever the Custodian is entitled or required to receive or obtain any communications or information pursuant to or as contemplated by this Agreement, it shall be entitled to receive the same in writing, in form, content and medium reasonably acceptable to it and otherwise in accordance with any applicable terms of this Agreement; and whenever any report or other information is required to be produced or distributed by the Custodian it shall be in form, content and medium reasonably acceptable to it and the Trust, and otherwise in accordance with any applicable terms of this Agreement.

6.3. General Standards of Care.

Notwithstanding any terms herein contained to the contrary, the acceptance of the Custodian of its appointment hereunder is expressly subject to the following terms, which shall govern and apply to each of the terms and provisions of this Agreement (whether or not so stated therein):
a.The Custodian may rely on and shall be protected in acting or refraining from acting upon any Proper Instructions, not only as to its due execution and validity, but also as to the truth and accuracy of any information therein contained, which it in good faith believes to be genuine and signed or presented by the proper person (which in the case of any instruction from or on behalf of the Trust shall be an Authorized Person); and the Custodian shall be entitled to presume the genuineness and due authority of any signature appearing thereon. The Custodian shall not be bound to make any independent investigation into the facts or matters stated in any such notice, instruction, statement, certificate, request, waiver, consent, opinion, report, receipt or other paper or document, provided, however, that if the form thereof is specifically prescribed by the terms of this Agreement, the Custodian shall examine the same to determine whether it substantially conforms on its face to such requirements hereof. The Custodian shall not be responsible to any party hereto for any recitals, statements, representations or warranties contained in this Agreement, insofar as such recitals, statements, representations or warranties are made by, or relate to the legal or regulatory status of, a party other than the Custodian.

b.Neither the Custodian nor any of its directors, officers or employees shall be liable to anyone for any error of judgment, or for any act done or step taken or omitted to be taken by it (or any of its directors, officers of employees), or for any mistake of fact or law, or for anything which it may do or refrain from doing in connection herewith, unless such action constitutes negligence, willful misconduct or bad faith on its part or a material breach of the terms of this Agreement due to the Custodian’s negligence, bad faith or willful misconduct. The Custodian shall not be liable for any action taken by it in good faith and reasonably believed by it to be within powers conferred upon it, or taken by it pursuant to any direction or instruction by which it is governed hereunder, or omitted to be taken by it by reason of the lack of direction or instruction required hereby for such action. In no event shall the Custodian, its directors, officers, affiliates, agents and employees be held liable for any indirect, punitive or consequential damages from any action taken or omitted to be taken by it or them hereunder or in connection herewith, even if advised of the possibility of such damages.

c.The Custodian may consult with, and obtain advice from, legal counsel selected in good faith with respect to any question as to any of the provisions hereof or its duties hereunder, or any matter relating hereto, and the written opinion or advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by the Custodian in good faith in accordance with the opinion and directions of such counsel; the reasonable cost of such services shall be reimbursed pursuant to Section 5 hereof.

d.The Custodian shall not be deemed to have notice of any fact, claim or demand with respect hereto unless actually known by an officer working in its Designated Custody Office and charged with responsibility for administering this Agreement or delivered in writing by the Trust to the Custodian at its Designated Custody Office and specifically referencing this Agreement.
e.No provision of this Agreement shall require the Custodian to expend or risk its own funds or to take any action (or forbearance for action) hereunder which might in its judgment involve any expense or any financial or other liability unless it shall be furnished with acceptable indemnification. Nothing herein shall obligate the Custodian to commence, prosecute or defend legal proceedings in any instance, whether on behalf of the Trust or on its own behalf or otherwise, with respect to any matter arising hereunder, or relating to this Agreement or the services contemplated hereby.

f.The permissive right of the Custodian to take any action hereunder shall not be construed as duty. If the Custodian shall request instructions from the Trust with respect to any act, action or failure to act in connection with this Agreement as to which Custodian's responsibilities are not expressly specified in this Agreement, the Custodian shall be entitled to refrain from taking such action and continue to refrain from acting unless and until the Custodian shall have received written instructions from the Trust, without incurring any liability therefor to the Trust or any other Person, provided that the Custodian has made a good faith effort to obtain such instructions from the Trust. The Custodian shall not be liable for any act or omission of the Trust.
g.Custodian may act or exercise its duties or powers hereunder through agents or attorneys, and the Custodian shall not be liable or responsible for the actions or omissions of any such agent or attorney appointed and maintained with reasonable due care; provided, however, that the Custodian shall not utilize sub-custodians, intermediate custodians or any other agent or delegee to perform its duties set forth in Section 3 hereof.

h.All indemnifications contained in this Agreement in favor of the Custodian shall survive the termination of this Agreement.

6.4. Indemnification.

The Trust shall and does hereby indemnify and hold harmless the Custodian for and from any and all costs and expenses (including without limitation reasonable attorney’s fees and expenses), and any and all losses, damages, claims and liabilities, that may arise, be brought against or incurred by the Custodian, and any advances or disbursements made by the Custodian as a result of, relating to, or arising out of this Agreement, the Related Assets, or in the administration or performance of the Custodian’s duties hereunder, or the relationship between the Trust and the Custodian created hereby and pursuing enforcement of any indemnification obligation of the Trust, other than such liabilities, losses, damages, claims, costs and expenses as are caused by the Custodian’s own gross negligence or willful misconduct, in each case, as determined by a court of competent jurisdiction or as otherwise agreed to by the parties.
6.5. Force Majeure.

Without prejudice to the generality of the foregoing, the Custodian shall be without liability to the Trust for any damage or loss resulting from or caused by events or circumstances beyond the Custodian’s reasonable control including nationalization, expropriation, currency restrictions, the interruption, disruption or suspension of the normal procedures and practices of any securities market, power, mechanical, communications or other technological failures or interruptions, computer viruses or the like, fires, floods, earthquakes or other natural disasters, civil and military disturbance, acts of war or terrorism, riots, revolution, acts of God, work stoppages, strikes, national disasters of any kind, or other similar events or acts; errors by the Trust (including any Authorized Representative) in its instructions to the Custodian; or changes in applicable law, regulation or orders.

7.EFFECTIVE PERIOD, TERMINATION AND AMENDMENT

I.This Agreement shall become effective as of its due execution and delivery by each of the parties. This Agreement shall continue in full force and effect until terminated as hereinafter provided. This Agreement may only be amended by mutual written agreement of the parties hereto. This Agreement may be terminated by the Custodian or the Trust pursuant to this Article 7.

II.This Agreement shall terminate upon the earliest of (a) occurrence of the effective date of termination specified in any written notice of termination given by either party to the other not later than thirty (30) days prior to the effective date of termination specified therein, (b) such other date of termination as may be mutually agreed upon by the parties in writing.

III.Prior to the effective date of termination of this Agreement, or the effective date of the resignation (or removal of the Custodian), as the case may be, the Trust shall give Proper Instruction to the Custodian designating a successor Custodian, if applicable.

IV.Upon termination of this Agreement or resignation (or removal) of the Custodian, the Trust shall pay to the Custodian such compensation, and shall likewise reimburse the Custodian for its costs, expenses and disbursements, as may be due as of the date of such termination or resignation (or removal, as the case may be). All indemnifications under this Agreement shall survive the termination of this Agreement, or any resignation or removal of the Custodian.

V.In the event of any resignation or removal of the Custodian, the Custodian shall provide to the Trust a complete final report or data file transfer with respect to the Document Files and Documents held hereunder as of the date of such resignation or removal and shall deliver all Document Files to the Trust or the successor custodian, as directed by the Trust.

8.REPRESENTATIONS AND WARRANTIES

(a)The Trust represents and warrants to the Custodian that:

(i)it has the power and authority to enter into and perform its obligations under this Agreement, and it has duly authorized and executed this Agreement so as to constitute its valid and binding obligation;

(ii)in giving any instructions which purport to be “Proper Instructions” under this Agreement, the Trust will act in accordance with the provisions of its limited liability company (or other relevant governing) agreement and any applicable laws and regulations; and

(iii)No litigation is pending or, to the best of the knowledge of the Trust, threatened against Trust that, if determined adversely to the Trust, would prohibit the Trust from entering into this Agreement or that, in the Trust’s good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Trust to perform its obligations under this Agreement.
(b)The Custodian hereby represents and warrants to the Trust that:

(i)it has the power and authority to enter into and perform its obligations under this Agreement;

(ii)it has duly authorized and executed this Agreement so as to constitute its valid and binding obligations;

(iii)it maintains business continuity policies and standards that include data file backup and recovery procedures that comply with all applicable regulatory requirements;

(iv)the Custodian shall have at all times during the term of this Agreement an aggregate capital, surplus, and undivided profits of at least $500,000; and

(v)no litigation is pending or, to the best of the knowledge of the Custodian, threatened against Custodian that, if determined adversely to Custodian, would prohibit Custodian from entering into this Agreement or that, in Custodian’s good faith and reasonable judgment, is likely to materially and adversely affect the ability of Custodian to perform its obligations under this Agreement.
9.PARTIES IN INTEREST; NO THIRD PARTY BENEFIT

This Agreement is not intended for, and shall not be construed to be intended for, the benefit of any third parties and may not be relied upon or enforced by any third parties (other than successors and permitted assigns pursuant to Section 15).

10.NOTICES

Any Proper Instructions shall be given to the following address (or such other address as either party may designate by written notice to the other party), and otherwise any notices, approvals and other communications hereunder shall be sufficient if made in writing and given to the parties at the following address (or such other address as either of them may subsequently designate by notice to the other), given by (i) certified or registered mail, postage prepaid, (ii) recognized courier or delivery service, or (iii) confirmed telecopier or telex, with a duplicate sent on the same day by first class mail, postage prepaid:

(a)if to the Trust, to
[Name of Trust]
c/o Blackstone Inc.
345 Park Avenue – 42nd Floor New York, NY 10154

Attention: Robert Sitman
Robert.Sitman@blackstone.com

(b) if to the Custodian, to
U.S. Bank National Association
1133 Rankin Street, Suite 100 St. Paul, MN 55116
Attention: Kevin Brown
Email: kevin.brown1@usbank.com

11.CHOICE OF LAW; JURISDICTION; WAIVER OF JURY TRIAL

This Agreement shall be construed, and the provisions thereof interpreted under and in accordance with and governed by the laws of the State of New York for all purposes (without regard to its choice of law provisions).

Any suit, action or proceeding arising out of this Agreement may be instituted in any State or Federal court sitting in the City of New York, State of New York, United States of America, and the parties hereto irrevocably submit to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding and waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that such suit, action or proceeding was brought in an inconvenient forum. The parties further irrevocably consent to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by certified air mail return receipt requested, postage prepaid, to a party at its address on the signature page hereof or in any other manner permitted by law, such service to become effective upon the earlier of (i) the date received as evidenced by the appropriate signature on the return receipt requested card or (ii) any earlier date permitted by applicable law. Both parties agree to waive all rights to a jury trial.

12.ENTIRE AGREEMENT; COUNTERPARTS

(a)This Agreement constitutes the complete and exclusive agreement of the parties with regard to the matters addressed herein and supersedes and terminates as of the date hereof, all prior agreements or understandings, oral or written between the parties to this Agreement relating to such matters.

(b)This Agreement may be executed in any number of counterparts, either manually or by Electronic Signature, each of which shall be deemed an original, and all counterparts taken together shall constitute one and the same instrument.

(c)The exchange of copies of this Agreement and of signature pages by facsimile or email transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile or email shall be deemed to be their original signatures for all purposes.
13.AMENDMENT; WAIVER

(a)This Agreement may not be amended except by an express written instrument duly executed by each of the Trust and the Custodian, except that Annex A may be amended to add or remove Subsidiaries by an express written joinder agreement (which joinder agreement shall include the relevant Subsidiary’s express written assumption of liability for such Subsidiary’s obligations hereunder) duly executed by each of Blackstone Private Real Estate Credit Fund, the relevant Subsidiary and the Custodian.

(b)In no instance shall any delay or failure to act be deemed to be or effective as a waiver of any right, power or term hereunder, unless and except to the extent such waiver is set forth in an expressly written instrument signed by the party against whom it is to be charged.

14.SUCCESSOR AND ASSIGNS

(a)The covenants and agreements set forth herein shall be binding upon and inure to the benefit of each of the parties and their respective successors and permitted assigns. Neither party shall be permitted to assign their rights under this Agreement without the written consent of the other party; provided, however, that the foregoing shall not limit the ability of the Custodian to delegate certain duties or services to or perform them through agents or attorneys appointed with due care as expressly provided in this Agreement; and further provided, however, the Custodian shall not utilize sub-custodians, intermediate custodians or any other agent or delegee to perform its duties set forth in Section 3 hereof.

(b)Any corporation or association into which the Custodian may be merged or converted or with which it may be consolidated, or any corporation or association resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any corporation or association to which the Custodian transfers all or substantially all of its corporate trust business, shall be the successor of the Custodian hereunder, and shall succeed to all of the rights, powers and duties of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

15.SEVERABILITY

The terms of this Agreement are hereby declared to be severable, such that if any term hereof is determined to be invalid or unenforceable, such determination shall not affect the remaining terms.

16.REQUEST FOR INSTRUCTIONS

If, in performing its duties under this Agreement, the Custodian is required to decide between alternative courses of action, the Custodian may (but shall not be obliged to) request written instructions from the Trust as to the course of action desired by it. If the Custodian does not receive such instructions within two (2) business days after it has requested them, the Custodian may, but shall be under no duty to, take or refrain from taking either such course of action. The Custodian shall act in accordance with instructions received from the Trust in response to such request after such two-business day period except to the extent it has already taken, or committed itself to take, action inconsistent with such instructions pursuant to the previous sentence.

17.OTHER BUSINESS

Nothing herein shall prevent the Custodian or any of its affiliates from engaging in other business, or from entering into any other transaction or financial or other relationship with, or receiving fees from or from rendering services of any kind to the Trust or any other Person. Nothing contained in this Agreement shall constitute the Trust and/or the Custodian (and/or any other Person) as members of any partnership, joint venture, association, syndicate, unincorporated business or similar assignment as a result of or by virtue of the engagement or relationship established by this Agreement.

18.REPRODUCTION OF DOCUMENTS

This Agreement and all schedules, exhibits, attachments and amendment hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further production shall likewise be admissible in evidence.

19.MISCELLANEOUS

a.The Trust hereby acknowledges receipt of the following notice:
IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT.
To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account. For a non-individual person such as a business entity, a charity, a trust or other legal entity the Custodian will ask for documentation to verify its formation and existence as a legal entity. The Custodian may also ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation.

b.Nothing in this Agreement shall be deemed to impose on the Custodian any duty to qualify to do business in any jurisdiction, other than (i) any jurisdiction where any Document File is or may be held by the Custodian from time to time hereunder, and (ii) any jurisdiction where its ownership of property or conduct of business requires such qualification and where failure to qualify could have a material adverse effect on the Custodian or its property or business or on the ability of the Custodian to perform its duties hereunder.

c.This Agreement is executed on behalf of the Trustees of Blackstone Private Real Estate Credit Fund as Trustees and not individually and the obligations of this Agreement are not binding upon any of the Trustees or shareholders individually but are binding only upon the assets and property of the Trust.
d. The Custodian shall not be responsible for preparing or filing any reports or returns relating to federal, state or local income taxes with respect to this Agreement, other than for the Custodian’s compensation or for reimbursement of expenses.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed and delivered by a duly authorized officer, intending the same to take effect as of April 1, 2025.

BLACKSTONE PRIVATE REAL ESTATE
CREDIT FUND

By: /s/ David Rosen

Name: David Rosen
Title: Authorized Signatory

BREC HOLDINGS LLC

By: /s/ David Rosen

Name: David Rosen
Title: Authorized Signatory

BREC SECURITIES, CAYMAN LLC

By: /s/ David Rosen

Name: David Rosen
Title: Authorized Signatory

BREC SECURITIES HOLDINGS, LLC

By: /s/ David Rosen

Name: David Rosen
Title: Authorized Signatory

RE BDC LOAN HOLDINGS, LLC

By: /s/ David Rosen

Name: David Rosen
Title: Authorized Signatory

RE BDC LOANS 0, LLC

By: /s/ David Rosen

Name: David Rosen
Title: Authorized Signatory

RE BDC LOANS 1, LLC

By: /s/ David Rosen

Name: David Rosen
Title: Authorized Signatory

RE BDC LOANS 2, LLC

By: /s/ David Rosen

Name: David Rosen
Title: Authorized Signatory

U.S. BANK NATIONAL ASSOCIATION

By: /s/ Kevin Brown
Name: Kevin Brown
Title: Vice President

ANNEX A

Subsidiary Name	Effective Date of Custody Service
BREC Holdings LLC	April 1, 2025
BREC Securities, Cayman LLC	April 1, 2025
BREC Securities Holdings, LLC	April 1, 2025
RE BDC Loan Holdings, LLC	April 1, 2025
RE BDC Loans 0, LLC	April 1, 2025
RE BDC Loans 1, LLC	April 1, 2025
RE BDC Loans 2, LLC	April 1, 2025

SCHEDULE 1

AUTHORIZED REPRESENTATIVES OF THE TRUST

Name	Specimen Signature
Please see the Certificate of Incumbency appended hereto

BLACKSTONE PRIVATE REAL ESTATE CREDIT FUND
345 Park Avenue, 24th Floor New York,
NY 10154

Certificate of Incumbency
The undersigned individuals of Blackstone Private Real Estate Credit Fund, a Delaware statutory trust (the "Fund"), are each duly authorized to represent the Fund and each of its Limited Liability Company subsidiaries set forth on Schedule I hereto, and are designated as appropriate parties with the power and authority to enter into contracts and agreements on behalf of the Fund and such subsidiaries, and provide written directions pertaining to the business of the Fund and such subsidiaries:

Name	Office	Specimen Signature
Brian Kim	Chief Executive Officer and Trustee	/s/ Brian Kim
Anthony F. Marone, Jr.	Chief Financial Officer
William Renahan	Chief Compliance Officer and Secretary
Ana Gonzalez-Iglesias	Authorized Signatory
David Rosen	Authorized Signatory	/s/ David Rosen

[Signature follows on next page]

BLACKSTONE PRIVATE REAL ESTATE CREDIT FUND
345 Park Avenue, 24th Floor New York,
NY 10154

Certificate of Incumbency
The undersigned individuals of Blackstone Private Real Estate Credit Fund, a Delaware statutory trust (the "Fund"), are each duly authorized to represent the Fund and each of its Limited Liability Company subsidiaries set forth on Schedule I hereto, and are designated as appropriate parties with the power and authority to enter into contracts and agreements on behalf of the Fund and such subsidiaries, and provide written directions pertaining to the business of the Fund and such subsidiaries:

Name	Office	Specimen Signature
Brian Kim	Chief Executive Officer and Trustee
Anthony F. Marone, Jr.	Chief Financial Officer	/s/ Anthony F. Marone, Jr.
William Renahan	Chief Compliance Officer and Secretary
Ana Gonzalez-Iglesias	Authorized Signatory
David Rosen	Authorized Signatory	/s/ David Rosen

[Signature follows on next page]

BLACKSTONE PRIVATE REAL ESTATE CREDIT FUND
345 Park Avenue, 24th Floor New York,
NY 10154

Certificate of Incumbency
The undersigned individuals of Blackstone Private Real Estate Credit Fund, a Delaware statutory trust (the "Fund"), are each duly authorized to represent the Fund and each of its Limited Liability Company subsidiaries set forth on Schedule I hereto, and are designated as appropriate parties with the power and authority to enter into contracts and agreements on behalf of the Fund and such subsidiaries, and provide written directions pertaining to the business of the Fund and such subsidiaries:

Name	Office	Specimen Signature
Brian Kim	Chief Executive Officer and Trustee
Anthony F. Marone, Jr.	Chief Financial Officer
William Renahan	Chief Compliance Officer and Secretary	/s/ William Renahan
Ana Gonzalez-Iglesias	Authorized Signatory
David Rosen	Authorized Signatory	/s/ David Rosen

[Signature follows on next page]

BLACKSTONE PRIVATE REAL ESTATE CREDIT FUND
345 Park Avenue, 24th Floor New York,
NY 10154

Certificate of Incumbency
The undersigned individuals of Blackstone Private Real Estate Credit Fund, a Delaware statutory trust (the "Fund"), are each duly authorized to represent the Fund and each of its Limited Liability Company subsidiaries set forth on Schedule I hereto, and are designated as appropriate parties with the power and authority to enter into contracts and agreements on behalf of the Fund and such subsidiaries, and provide written directions pertaining to the business of the Fund and such subsidiaries:

Name	Office	Specimen Signature
Brian Kim	Chief Executive Officer and Trustee
Anthony F. Marone, Jr.	Chief Financial Officer
William Renahan	Chief Compliance Officer and Secretary
Ana Gonzalez-Iglesias	Authorized Signatory	/s/ Ana Gonzalez-Iglesias
David Rosen	Authorized Signatory	/s/ David Rosen

[Signature follows on next page]

IN WITNESS WHEREOF, the undersigned has hereunto set his hand and hereby certifies this Certificate of Incumbency as of this 20th day of March, 2025.

Blackstone Private Real Estate Credit Fund
a Delaware statutory trust

By: /s/ William Renahan
Name: William Renahan
Title: Chief Compliance Officer and Secretary

[Signature Page - Certificate of Incumbency]

Schedule I

Limited Liability Company	Jurisdiction
BREC Holdings, L	Delaware
BREC Securities Holdings,	Delaware
RE BDC Loan Holdings,	Delaware
RE BDC Loans 0,	Delaware
RE BDC Loans 1,	Delaware
RE BDC Loans 2,	Delaware
BREC Securities, Cayman	Cayman Island

AUTHORIZED REPRESENTATIVES OF THE CUSTODIAN

Name	Specimen Signature

Kevin E. Brown	/s/ Kevin E. Brown

SCHEDULE 2

[Name of Trust]
DOCUMENT FILE SCHEDULE

Related Asset Name:	Related Asset Number:
Trust Subsidiary Name (if applicable):
Related Asset Description: [include property address, borrower name, other applicable]

Document Name	Notes/Status

EXHIBIT A

(DELIVERY TRANSMITTAL FORM)

[date]

U.S. Bank Global Corporate Trust Services
Document Custody Services
Attn: Certification Department 1133 Rankin Street, Suite 100
St. Paul, MN 55116-4117

RE: Custody Agreement among U.S. Bank National Association, as Custodian, and each entity listed on Annex A to the Custody Agreement, severally and not jointly, dated as of April 1, 2025.

In connection with and pursuant to Section 3.1(a) and (b) of the Custody Agreement attached please find a listing of all Document Files being delivered to you and Documents contained therein.

By:
Name:
Its:

EXHIBIT B

(RELEASE FORM)

To: U.S. Bank National Assoc. 1133 Rankin Street	Attention:	Document Custody Services Commercial Certification
St. Paul, MN 55116		FAX: (651) 695-6102

RE: Custody Agreement between U.S. Bank National Association, as custodian, and each entity listed on Annex A to the agreement, severally and not jointly, as the company stated in the “agreement”.

In connection with and pursuant to Section 3.1 (f), of the agreement, we request the release and acknowledge of the Document File (or specified Document included therein) for the Related Asset described below, for the reason indicated:

FROM: Servicer/Company:	, City/State

LOAN #:	U.S BANK#

Related Asset Name:
Property Address:
Mortgagor’s Name (if applicable):
Document:
SHIP TO
SHIP NO LATER THAN:

REASON FOR REQUESTING DOCUMENTS (check one)

1. Related Asset sold, released and/or paid in full
2. Related Asset in foreclosure
3. Document being substituted or modified
4. Related Asset being liquidated by Trust
5. Document required for servicing/special servicing
6. other (please explain)
If box 1 or 4 above is checked, and if all or part of the Document File was previously released to us, then please provide a copy of the previous release request (RR) to us as well as any additional documents in your possession relating to the above specified Related Asset.

If box 2, 3, 5 or 6 above is checked, then upon our return to you as custodian, all of the documents for the above specified mortgage loan, please acknowledge your receipt by signing in the space indicated below, and returning this form to us.

COMPANY NAME:	PHONE#

AUTHORIZED SIGNER:

NAME(TYPED):	DATE:

PLEASE MAIL DOCUMENTS BACK TO:

EXHIBIT C
CUSTODIAL CERTIFICATION
, 2025

To: [Name of Trust]
c/o Blackstone Inc.
345 Park Avenue, 42nd Floor New York, NY 10154
Attention: Robert Sitman

Re: Custodial Agreement, dated as of April 1, 2025 by and among each entity listed on Annex A to the Custodial Agreement, severally and not jointly, (“Trust”) and U.S. Bank National Association (“Custodian”)

Gentlemen:
In accordance with the provisions of Section 3.2 of the above-referenced Custodial Agreement, the undersigned, as Custodian, hereby confirms and certifies that: (i) all documents required to be delivered to it pursuant to Section 3.1(a) of the Custodial Agreement as set forth in the applicable Document File Schedule are in the Custodian’s possession, except as otherwise noted in the attached Exception Report; (ii) all documents contained in the Document File as described in the Document File Schedule have been reviewed by the Custodian and appear regular on their face and relate to such applicable Related Assets; and (iii) it has physical possession of the documents in the related Document File and will continue to hold each document in the related Document File for the benefit of Trust and its successors and assigns from time to time pursuant to the Custodial Agreement, except as expressly provided in Sections 3.1(f) of the Custodial Agreement. Any exceptions or deficiencies in a Document File are set forth in an exception report attached hereto and made a part hereof.

It is herein acknowledged that, in making such certification, the Custodian was under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face.
Capitalized terms used herein without definition shall have the meanings ascribed to them in the Custodial Agreement.
Custodian makes no representations or warranties as to the validity, legality, sufficiency, enforceability, genuineness or prior recorded status of any of the documents contained in each Document File or the collectability, insurability, effectiveness or suitability of any Document.
U.S. Bank National Association,
Custodian

By:
Name:
Title:
[attach Document File Schedule and Exception Report]